UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2025

Ludwig Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-271439	61-1133438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8950 SW 74th Ct Ste 2201-A149 Miami, FL	33156
(Address of Principal Executive Offices)	(Zip Code)

786-363-0136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the F4orm 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2025, Ludwig Enterprises, Inc., a Nevada corporation (the “Company”), entered into an Employment Agreement (the “Employment Agreement”) with Charles Todd, Jr.. (the “Executive”), who, in conjunction with the execution the Employment Agreement, was appointed as the Company’s Chief Executive Officer (see Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers).

Pursuant to the terms of the Employment Agreement, Mr. Todd shall serve as the Company’s Chief Executive Officer for an initial term of one (1) year, with automatic one-year extension terms thereafter, unless either party provides notice of its intent not to renew. In addition, the Employment Agreement may be terminated at any time by Board of Directors.

Under the Employment Agreement, the Company is obligated to make monthly payments of $25,000. Additionally, for each fiscal year of the Company during the term of the Employment Agreement, the Company shall afford Executive the opportunity to earn an incentive bonus (“Bonus”) which shall not exceed forty percent (40%) of the Base Salary for such fiscal year and shall be payable to the extent the applicable performance goals are achieved (which goals and payment matrices shall be set by the Compensation Committee of the Board in its discretion).

The Executive may be entitled to receive equity awards either now or in the future. The amount and terms of the long-term incentive awards awarded to the Executive shall be set by the Board of Directors and/or Compensation Committee in their discretion.

The Executive shall also be entitled to participate in all executive benefit plans, including health and 401(k) plans, from time to time generally in effect for Company’s executives

The Executive shall be entitled to unlimited paid time off in accordance with and subject to the terms of applicable Company policies.

The Company shall pay or reimburse Executive for all reasonable, customary and necessary business expenses (including cell phone, travel, lodging, and entertainment expenses) which are correctly documented and incurred or paid by Executive in the performance of Executive’s duties and responsibilities hereunder, subject to the rules, regulations, and procedures of Company and in effect from time to time.

The foregoing descriptions of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, which is filed hereto as Exhibit 10.1, and incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Resignation of Independent Registered Public Accounting Firm

On April 18, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors of Ludwig Enterprises Inc. (the “Company”) was informed by Assurance Dimensions, LLC. (“Assurance”) that Assurance has resigned as the Company’s independent registered public accounting firm effective April 18, 2025. Assurance advised the Company that its decision to resign was as a result of Assurance selling its Public Company Accounting Oversight Board issuer auditing division to Stephano Slack LLC.

Assurance’s audit reports on the Company’s consolidated financial statements for the years ended December 31, 2024 and 2023, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. However, the reports included an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2024 and 2023, and the fiscal quarter ended March 31, 2025: (1) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with Assurance on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Assurance would have caused Assurance to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods and (2) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Assurance with a copy of this report prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that Assurance furnish the Company with a letter addressed to the SEC stating whether Assurance agrees with the statements made by the Company in this report and, if not, stating the respects, if any, in which Assurance does not agree with such statements. A copy of the letter from Assurance is filed with this Current Report on Form 8-K as Exhibit 16.1.

New Independent Registered Public Accounting Firm

On April 18, 2025, the Board of Directors and the Audit Committee appointed Stephano Slack LLC. (“Stephano Slack”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the fiscal years ended December 31, 2024, and 2023, and the fiscal quarter ended March 31, 2025, neither the Company nor anyone on its behalf has consulted with Stephano Slack with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on financial statements, and neither a written report nor oral advice was provided to the Company that Stephano Slack concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K; or (iii) any “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2025, at a meeting of the Board of Directors (the “Board”) of Ludwig Enterprises, Inc., a Nevada corporation (the “Company”), Jose Antonio Reyes resigned as Chief Executive Officer, effective immediately. Mr. Reyes did not deliver a written letter of resignation to the Company. Mr. Reyes stated that his resignation as Chief Executive Officer was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Reyes will assume the role of the Company’s Senior Head of Global Business Development.

Subsequently, the Board appointed a new Chief Executive Officer, Charles Todd, Jr., effective immediately. There exist no family relationships among any of the Company’s Directors or executive officers.

New Director. On April 21, 2025, the Company’s Board of Directors (the “Board”) appointed Charles Todd, Jr. to the Board of Directors and elected him as Chairman of the Board. Such appointment is effective immediately. There exist no family relationships among any of the Company’s directors or executive officers.

Certain information concerning the backgrounds of Mr. Todd is set forth below.

Charles T. Todd Jr. is a distinguished healthcare entrepreneur and industry leader, recognized as the Founder and CEO of the first cancer specialty laboratory in the United States, established in 1985. In 1995, he joined BioReference Laboratories, where he played a pivotal role in transforming the company into the third-largest clinical laboratory in the U.S., driving revenue growth from $23 million to an $1.2 billion by 2016. His extensive expertise encompasses sales, marketing, laboratory acquisitions, and payor relations, demonstrating his commitment to advancing healthcare solutions and improving patient outcomes through innovative laboratory services. After leaving BioReference he served in key Executive roles in both Private and Public companies before accepting the role as CEO and Chairman of the Board of Directors of Ludwig Enterprises.

Item 7.01 Regulation FD Disclosure

On April 23, 2025, the Company issued a press release. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Chief Executive Officer dated April 21, 2025
16.1	Letter from Assurance Dimensions to the Securities and Exchange Commission dated April 18, 2025
99.1	Press Release, dated April 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2025.
LUDWIG ENTERPRISES, INC.

	By:	/s/ Charles Todd, Jr.
Charles Todd Jr.
Chief Executive Officer

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